FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):             December 8, 1999


                              NetHoldings.Com, Inc.
             (Exact name of registrant as specified in its charter.)


                                     Nevada
                    (State of incorporation or organization)


           0-17874                          88-0199674
  Commission File Number)        (I.R.S. Employee Identification No.)


                 2929 Maryland Parkway Court, Las Vegas, Nevada
                    (Address of principal executive offices)

                                      89109
                                   (Zip Code)

Registrant's telephone number, including area code:           (702) 699-5400


                                 Xplorer, S.A..
          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant

     In conjunction with the restating and amending the Articles of Incorporation discussed in Item 5. below, the Company increased its authorized capital stock from Fifty Million (50,000,000) shares of $0.01 par value common stock to Seventy Five Million (75,000,000) shares of $0.001 par value common stock and Twenty Five Million (25,000,000) shares of $0.001 par value preferred stock. There was no change to the current issued and outstanding stock as a result of this action and all rights and preferences remain the same.

Item 2.  Acquisition or Disposition of Assets

         N/A

Item 3.  Bankruptcy or Receivership

         N/A

Item 4.  Changes in Registrant's Certifying Accountant

         N/A

Item 5.  Other Events

     The Company received notice of filing and acceptance by the Nevada Secretary of State of its restated and amended Articles of Incorporation. In the process, the name of the Company was changed from Xplorer, S.A. to NetHoldings, Inc. to better reflect its new corporate direction. The new stock trading symbol for the Company is NICO. The new symbol was effective December 8, 1999.

Item 6.  Resignation of Registrant's Directors

         N/A

Item 7.  Financial Statements and Exhibits

         N/A

Item 8.  Change in Registrant's Fiscal Year

         N/A

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                                    SIGNATURE



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NetHoldings, Inc.
                                            (Registrant)



Dated: December 23, 1999         By:   /s/ Leonard J. Roman
                                           Leonard J. Roman
                                           Treasurer, Chief Financial Officer
                                            and Director

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